Exhibit 10.16

                                  SUMMARY SHEET
                                       OF
                                2005 COMPENSATION

Director Compensation

Directors   and  committee   chairs  who  are  employees   receive  no  separate
compensation  for  Board  service.   Non-employee  directors  will  receive  the
following for their service on the Board in 2005:

o    An annual retainer of $26,000 for serving on the Board.

o An annual fee for serving as Chairman of a Committee. These fees are as follows: $5,000 Audit Committee Chairman; $3,000 Compensation Committee Chairman; and $2,500 Corporate Governance and Nominating Committee Chairman.

o    A fee of $2,500 for each Board of Directors meeting attended in person.

o A fee of $1,000 for each Committee meeting attended in person. The Company also pays its non-employee directors if they participate in Board and Committee meetings by telephone.

In addition, all directors receive lifetime flight benefits, comprised of space available personal and family flight passes and/or positive space travel by the director and the director's family.

Named Executive Officers

The executive officers of the Company serve at the discretion of the Board of Directors. From time to time, the Compensation Committee of the Board of Directors reviews and determines the salaries that are paid to the Company's executive officers. The following are the current base salaries for the Company's Chief Executive Officer and its other four most highly compensated executive officers (the "Named Executive Officers"):


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J. George Mikelsons                                     $619,125
Chairman and Chief Executive Officer of ATA
Holdings Corp.
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James W. Hlavacek                                       $315,000
Vice Chairman
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Gilbert Viets, Executive Vice President                 $315,000
And Chief Financial Officer
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John G. Denison, Chief Executive Officer of ATA         $315,000
Airlines Inc.
------------------------------------------------------- ------------------------
John Graber, Senior Vice President of Flight            $238,500
Operations and Maintenance
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Some  of the  Named  Executive  Officers  are  eligible  to  participate  in the
Company's 1996 Key Incentive Stock Plan for Employees (the "1996 Plan") and the 2000 Incentive Stock Plan for Key Employees (the "2000 Plan"). A copy of the 1996 plan is filed as an exhibit to the Company's Registration Statement on Form S-8 dated June 1997 (File No. 333-29715) and a copy of the 2000 Plan is filed as Exhibit A to Amtran, Inc.s' Proxy Statement dated April 5, 2004 (File No. 000-21642).

The Company also entered in to an employment agreement with John Denison. The agreement provides for payment of the sum of $25,000 for the period from January 20, 2005 (the date Mr. Denison's employment with the Company commenced) to February 20, 2005 and a beginning salary, commencing February 21, 2005 of $315,000 per year. Mr. Denison is also eligible to be considered for a discretionary bonus upon the occurrence of certain events. A copy of Mr. Denison's employment agreement is filed as Exhibit 10.1 to the Company's Current Report on Form 8-K dated March 7, 2005.

The Company also provides matching contributions to the accounts of the Named Executive Officers under its 401(k) Plan.